Exhibit 10.1




AEtna                                  151 Farmington Avenue
                                       Hartford, CT  06156


                                       James H. Gould
                                       Aetna Human Resources, RW2A
                                       860-273-8588



September 4, 1997



Leonard Abramson
376 Regatta Drive
Jupiter, FL  33477


Dear Mr. Abramson:

Per your request, this letter amends the Amended and Restated
Agreement between you and Aetna Inc. dated May 30, 1996
("Agreement").  Section 4.(d) Office and Secretarial Support is
                              ______________________________
hereby amended to add the following language.

"As of August 1, 1997 and for the remaining Term of this Agreement, the Company will no longer provide Consultant with secretarial services but will reimburse Consultant for secretarial service expenses in the amount of $5,479.00 per month. The
Company will continue to reimburse for office space expenses in the amount of $3,167.00 per month."

All other provisions of such Agreement shall remain in full force and effect.

Please confirm this agreement by signing below and returning this letter to me at the above address. Thank you.


Sincerely,


/s/James H. Gould
James H. Gould



Acknowledged and Agreed to:


/s/Leonard Abramson            9/9/97
_______________________        ____________
Leonard Abramson               Date


c:  Lucille Nickerson, Vice President and Corporate Secretary
    Eleanor Oswald, Accounting, Len Abramson Group
    Elease Wright,  Vice President, Human Resources